UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PRESIDENTIAL LIFE CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of person(s) Filing Proxy Statement, if other than Registrant)

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PRINCIPAL EXECUTIVE OFFICES: 69 Lydecker Street Nyack, NY 10960	PLACE OF MEETING: The Comfort Inn 425 E. Route 59 Nanuet, New York

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 20, 2012

This is a supplement to the proxy statement dated November 15, 2012 (the “Proxy Statement”) of Presidential Life Corporation (“Presidential,” “we” or the “Company”) that was mailed to Presidential shareholders in connection with the solicitation of proxies for use at the special meeting of shareholders to be held on December 20, 2012, starting at 9:00 a.m., local time, at The Comfort Inn, 425 E. Route 59, Nanuet, New York.

The purpose of the special meeting is (1) to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of July 12, 2012, as it may be amended from time to time (the “Merger Agreement”), by and among Athene Annuity & Life Assurance Company, an insurance company organized under the laws of the State of Delaware (“Athene”), Eagle Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Athene (“Merger Sub”), and Presidential, pursuant to which Merger Sub will merge with and into the Company (the “Merger”); (2) to consider and vote on a proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to adopt the Merger Agreement; and (3) to consider and vote upon, by non-binding advisory vote, certain compensation arrangements for Presidential’s named executive officers in connection with the Merger.

Presidential’s board of directors set the close of business on November 8, 2012 as the record date for the purpose of determining the shareholders who are entitled to receive notice of, and to vote at, the Special Meeting.

After careful consideration, Presidential’s board of directors unanimously determined that the Merger Agreement and Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Presidential and its shareholders and unanimously recommends that you vote: “FOR” the adoption of the Merger Agreement; “FOR” the adjournment of the Special Meeting, to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to adopt the Merger Agreement; and “FOR” the approval, by non-binding advisory vote, of certain compensation arrangements for Presidential’s named executive officers in connection with the Merger.

Except as described in this supplement the information provided in the Proxy Statement continues to apply. To the extent information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement controls.

The date of this supplement to the Proxy Statement is December 11, 2012.

Shares Outstanding

This supplement is being filed and mailed to Presidential’s stockholders to correct an error in the number of shares of Presidential common stock outstanding and entitled to vote as of the close of business on November 8, 2012, the record date for the Special Meeting, as previously disclosed in the definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) by Presidential on November 15, 2012 (the “Proxy Statement”), and to provide the other supplemental disclosures included herein.

As of the close of business on the record date, 29,591,439 shares of common stock were outstanding and entitled to vote. Accordingly, the references to 29,591,739 shares on pages 3, 13 and 19 of the Proxy Statement are hereby replaced with 29,591,439.

Litigation Related to the Merger

In addition, this supplement is being filed and mailed to Presidential’s stockholders in connection with agreements to settle certain of the claims and requests for relief asserted in the stockholder claims described below.

As previously disclosed in the definitive Proxy Statement, following the announcement of the Merger on July 12, 2012, Presidential, its directors, Athene and Merger Sub were named as defendants in four complaints filed in the Supreme Court of the State of New York, County of Rockland. One complaint is captioned Katen Patel on behalf of himself and others similarly situated as Plaintiff v. Presidential Life Corp., Donald L. Barnes, John D. McMahon, Dominic F. D’Adamo, William A. Demilt, Ross B. Levin, Lawrence Read, Lawrence Rivkin, Stanley Rubin, Frank A. Shepard, William M. Trust Jr., Athene and Merger Sub, and was filed on July 18, 2012 (the “Patel Complaint”). The second complaint (the “Palmisano Complaint”) was brought in the name of an Anthony Palmisano, allegedly on behalf of himself and others similarly situated, against the Company as well as the same directors and others named in the Patel Complaint as well as Athene Holdings, Ltd. The Palmisano Complaint was filed on July 30, 2012. The third complaint (the “Tazakine Complaint”) was brought in the name of Charles Tazakine allegedly on behalf of himself and others similarly situated against Presidential and those same directors and others named in the Patel Complaint. The Tazakine Complaint was filed on August 9, 2012. The fourth complaint (the “Kahn Complaint”) was brought in the name of Alan Kahn allegedly on behalf of himself and others similarly situated against Presidential and those same directors and others named in the Patel Complaint. The Kahn Complaint was filed on August 10, 2012.

These four cases were consolidated by stipulation and order that was filed on September 5, 2012. Pursuant to this order, the actions were consolidated under the caption “In re: Presidential Life Corp, Shareholder Litigation, Index Number 034636/2012” (the “Consolidated State Action”). Further, the complaint (the “Consolidated Complaint”) in the Kahn action is deemed to be the operative complaint for all of the four cases in Supreme Court, Rockland County that were consolidated into the Consolidated State Action.

The Consolidated Complaint, purportedly brought on behalf of a class of shareholders, alleges that Presidential’s directors breached their fiduciary duties in connection with the proposed Merger purportedly because, among other things, the proposed Merger is the product of a flawed process, the Merger Agreement contains preclusive deal protection terms and our directors failed to properly value Presidential. The Consolidated Complaint further alleges that the Athene defendants aided and abetted the directors’ purported breaches. The Consolidated Complaint seeks injunctive and other equitable relief, including enjoining Presidential from consummating the Merger, and damages, in addition to fees and costs. On November 30, 2012, the defendants and the attorneys who have been appointed as Co-Lead counsel for the plaintiffs in the Consolidated State Action (the “State Plaintiffs”) entered into a Memorandum of Understanding (“MOU”) that contains essential terms of a settlement agreement in principle. In the MOU, the parties agreed, among other things, that:

•	In response to the State Plaintiffs’ demands for further disclosure, Presidential had included certain additional and/or revised disclosures in the Definitive Proxy Statement;

•

Presidential, Athene and Merger Sub shall agree to a $1.5 million reduction in the Company Fee (as defined in the Merger Agreement) in the event a termination of the Merger Agreement occurs because of Presidential’s acceptance of a superior acquisition proposal from another bidder; and

•

After the conduct of certain additional discovery that the State Plaintiffs wish to take to confirm their conclusion that the proposed settlement is fair, reasonable and in the best interests of the putative class, the parties will prepare and replace the MOU with a Stipulation of Settlement that will be submitted to the court for approval. The Stipulation of Settlement would include, among other things, a proposal for the certification of a class for settlement purposes only; releases of all claims brought in the actions consolidated into Consolidated State Action or arising out of or relating to any of the allegations that are the subject of those Actions; and provisions permitting the State Plaintiffs’ counsel to petition the court for an award of reasonable attorneys’ fees and expenses.

The MOU was presented to the court in the Consolidated State Action at a conference before the court that was held on December 3, 2012. The court then scheduled the next court appearance in that matter for January 30, 2013, at which time the court will hold a status conference and, if proceedings relating to the proposed settlement have progressed sufficiently by that time, a hearing for a motion for preliminary approval of the settlement.

In addition, on October 23, 2012, an action was brought in the United States District Court, Southern District of New York, by Philip Brent (the “Federal Action”) allegedly on behalf of himself and other shareholders against the same defendants named in the Consolidated Complaint. The complaint in the Federal Action makes similar allegations as contained in the Consolidated Complaint. In addition, the complaint in the Federal Action alleges a claim, solely on behalf of Brent individually, that the preliminary Proxy Statement filed by Presidential contains false and misleading statements in violation of Section 14(a) of the Securities Exchange Act and Rule 14a-9 promulgated pursuant to Section 14(a) of the Securities Exchange Act. On November 30, 2012, Brent filed an amended complaint in that same court, which asserts substantially the same legal theories as his initial complaint, but alleges that the definitive Proxy Statement contains inadequate disclosures and false and misleading statements.

On December 3, 2012, Brent filed in the Federal Action a proposed order to show cause for a motion asking the court for a preliminary injunction enjoining the defendants from effecting the proposed Merger. At the invitation of the court in an order dated December 3, 2012, the defendants submitted a letter-brief responding to the proposed order to show cause. At a conference held on December 5, 2012, the court set a schedule for filing full briefs and a hearing on the motion for a preliminary injunction. On December 7, 2012, the parties agreed to a settlement of Brent’s motion for a preliminary injunction, and any disclosure-related claims, on the following terms: (i) Presidential shall make certain agreed-upon supplemental disclosures to the Proxy Statement; and (ii) Brent shall withdraw, with prejudice, his motion for a preliminary injunction and the disclosure-related claims he has asserted in the Federal Action. By letter dated December 7, 2012, Brent notified the court of his withdrawal of that motion and his disclosure-related alleged claims. The court subsequently issued an order, dated December 7, 2012, stating that Brent’s motion for a preliminary injunction is denied as moot.

Presidential believes, and asserted to the court in its letter-brief and at the conference held on December 5, 2012, that the claims alleged in the Federal Action are without merit. However, in order to avoid the expense and burden of further litigation over the motion for a preliminary injunction and Brent’s alleged claims related to disclosure, Presidential has agreed, as and for the settlement with Brent described above, to make the supplemental disclosures related to the proposed Merger set forth below.

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS

OF PRESIDENTIAL LIFE CORPORATION

TO BE HELD ON DECEMBER 20, 2012

In connection with the settlement of the outstanding shareholder suit in the United States District Court, Southern District of New York, as described in this supplement, Presidential has agreed to make these supplemental disclosures to the definitive Proxy Statement filed with the Securities and Exchange Commission by Presidential on November 15, 2012 (the “Proxy Statement”). This supplemental information should be read in conjunction with the Proxy Statement which should be read in its entirety. To the extent defined terms are used but not defined herein they have the meanings set forth in the Proxy Statement.

“The Merger – Background of the Merger”

The following is inserted after the third sentence of the first full paragraph on page 25 of the Proxy Statement:

The Strategic Plan was premised on multiple essential assumptions, including (i) that the NYSDFS would approve the payment of an extraordinary cash dividend by the Insurance Company that would be used by the Company to fund the acquisition, start-up and initial operations of the non-New York-regulated life and annuity company (“New Sub”), and the development and sale of new products to be introduced through New Sub, and that the NYSDFS would approve the payment of such a dividend in an amount that would be sufficient to fund those activities of the New Sub; and (ii) that the regulatory authorities in the respective states would timely provide the approvals necessary to permit the New Sub to issue, market and/or sell those new products. The financial projections prepared from time-to-time for the Strategic Plan, and related financial modeling performed by the Company, were also based on these assumptions and the further assumption that the contemplated new products would be successfully developed and marketed, and that sales of such new products through the New Sub would produce positive net income during the period from 2012 through 2016.

The first sentence of the third full paragraph on page 26 of the Proxy Statement is replaced with the following:

On October 25, 2011, Sandler O’Neill called Party A to inform it of the Subcommittee’s disappointment with the low range of Party A’s $11.00 to $14.00 price per share proposal and that, pursuant to the Subcommittee’s recommendation, Presidential’s board of directors had decided to discontinue any further discussions with Party A.

The following is added after the last sentence of the second full paragraph on page 33 of the Proxy Statement:

The draft of a proposed exclusivity agreement was not finalized at or around that time and no exclusivity agreement was entered into with Athene until on or around July 5, 2012.

The eighth full paragraph on page 33 of the Proxy Statement is replaced with the following:

On April 30, 2012 at a special meeting, Presidential’s board of directors discussed the recent developments with the NYSDFS and A.M. Best, including the NYSDFS’s indication that it would not approve the requested extraordinary dividend from the Insurance Company on a stand-alone basis during 2012 nor subsequently at the level sought, and A.M. Best’s advice that it was not likely to increase the Insurance Company’s financial strength rating in the near term, and how those developments could impede the implementation of the Strategic Plan. The board of directors authorized the Subcommittee and Sandler O’Neill to resume discussions with Athene and Party A. Later that day, Sandler O’Neill sent a final bid instruction letter and a bid draft of a merger agreement to Athene and Party A, requesting submission of binding proposals and a mark-up of the merger agreement by May 14, 2012.

The following is added after the last sentence of the second full paragraph on page 35 of the Proxy Statement:

A discussion then followed concerning a comparison of the respective proposals that had been received from Athene and Party A.

IMPORTANT ADDITIONAL INFORMATION IS AVAILABLE WITH THE SEC

In connection with the proposed merger between Athene and Presidential, Presidential filed a definitive Proxy Statement with the SEC on November 15, 2012. THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT PRESIDENTIAL, ATHENE, THE PROPOSED TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT, AS SUPPLEMENTED HEREBY. Investors and security holders may obtain free copies of the Proxy Statement and other documents filed with the SEC by Presidential through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the Proxy Statement by written or telephonic request directed to Presidential Life Corporation, Attn: Investor Relations, 69 Lydecker Street, Nyack, New York 10960, telephone 1-800-926-7599 ext. 205, or the Investor Relations page of Presidential’s corporate website at www.presidentiallife.com.

PARTICIPANTS IN THE SOLICITATION

Presidential and its directors, executive officers and affiliates may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by the Merger Agreement. Information regarding Presidential’s directors and executive officers and their ownership of Presidential common stock is contained in the Proxy Statement that has been filed with the SEC.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This supplement, the Proxy Statement and the documents to which we refer you in this supplement and the Proxy Statement include forward-looking statements that involve risks, uncertainties, estimates and assumptions. If such risks or uncertainties materialize or such estimates or assumptions prove incorrect, the results of Presidential and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. In many cases you can identify forward-looking statements by the use of words such as “believe,” “estimate,” “anticipate,” “intend,” “plan,” “continue,” “predict,” “potential,” “contemplate,” “expect,” “may,” “will,” “likely,” “could,” “should” or “would” or other similar words or phrases, although the absence of such words or phrases does not necessarily mean that a statement is not forward-looking. These statements are subject to risks, uncertainties and other factors, including, among others:

•	the effect of the announcement of the Merger on Presidential’s business relationships, operating results and business generally;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•

the shareholder approval or other conditions to the completion of the Merger not being satisfied, or the regulatory approvals required for the Merger not being obtained on the terms expected or on the anticipated schedule;

•	the failure of the Merger to close for any other reason;

•	the amount of fees and expenses related to the Merger being greater than expected;

•	the diversion of management’s attention from ongoing business concerns;

•	the Merger Agreement’s contractual restrictions on the conduct of our business prior to the completion of the Merger;

•	the possible adverse effect on our business and the price of our common stock if the Merger is not completed in a timely manner or at all;

•	the outcome of any legal proceedings, regulatory proceedings or enforcement matters that have been or may be instituted against us and others relating to the Merger; and

•	Presidential’s and Athene’s ability to meet expectations regarding the timing and completion of the Merger.

In addition, Presidential is subject to risks and uncertainties and other factors detailed in our filings with the SEC, including Presidential’s quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, filed with the SEC on May 9, 2012, August 8, 2012 and November 9, 2012, respectively, and Presidential’s annual report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 15, 2012, which should be read in conjunction with this Proxy Statement.

Many of the factors that will determine Presidential’s future results are beyond Presidential’s ability to control or predict. Presidential cannot assure you that the actual results or developments reflected in these forward-looking statements will be realized or, even if they are realized, that they will have the expected effects on the Merger or on our business or operations. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date of this Proxy Statement. Presidential cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this supplement and in the Proxy Statement represent Presidential’s views as of the date made, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, Presidential assumes no obligation and does not intend to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.